UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2019

REPAY HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38531	98-1496050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 West Paces Ferry Road

Suite 200

Atlanta, GA 30305

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (404) 504-7472

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RPAY	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2019, the Board of Directors (the “Board”) of Repay Holdings Corporation (the “Company”) approved a compensation program for non-employee directors (the “Director Compensation Program”), effective immediately, pursuant to which each non-employee director will receive payment of the following cash compensation, payable quarterly in arrears on October 1, January 1, April 1 and July 1 of each year, as applicable:

•	$30,000 annual retainer for service as a Board member;

•	$20,000 annual retainer for service as the chairperson of the Audit Committee;

•	$15,000 annual retainer for service as the chairperson of the Compensation Committee;

•	$10,000 annual retainer for service as the chairperson of any other Board committee;

•	$7,500 annual retainer for service as a member of the Audit Committee; and

•	$5,000 annual retainer for service as a member of any other Board committee.

In addition to the cash director compensation described above, each non-employee director will receive an initial board equity award with a value of $170,000 (each, an “Initial Equity Grant”), and will receive an equity award at each annual meeting of the stockholders thereafter (each, an “Annual Equity Grant”), in each case calculated based on the closing price on the date of the applicable grant (or the most recent trading day if such date is not a trading day) and rounded down to the nearest whole unit. The Initial Equity Grants and the Annual Equity Grants consist of restricted stock units (“RSUs”) ultimately payable in shares of the Company’s common stock. The RSUs will vest on the earlier of (x) the first anniversary of the date of grant and (y) the next regularly scheduled annual stockholder meeting occurring in the year following the year of the date of the grant. Vesting of any unvested equity will be accelerated in full in the event of a Change of Control (as defined in the applicable grant agreement) or termination from service as a result of a director’s death or disability prior to the one-year anniversary of the applicable grant date. Vested RSUs are settled on the earlier of (x) the date the director undergoes a “separation from service” (as defined in Section 409A of the Internal Revenue Code) and (y) a Change of Control (as defined in the applicable grant agreement). In addition, the Company will reimburse directors for their reasonable out-of-pocket expenses incurred in connection with attending board and committee meetings. Each non-employee director is expected to directly or indirectly acquire a number of shares of the Company’s common stock with a value of five times the value of the annual cash retainer for a director’s service on the Board within five years from the date on which they are elected to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repay Holdings Corporation

Dated: September 23, 2019	By:	/s/ Timothy J. Murphy
Timothy J. Murphy
Chief Financial Officer

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